Exhibit 99.1

PharmCo, LLC
Financial Statements
December 31, 2009 and 2008

CONTENTS

Page

Report of Independent Registered Public Accounting Firm	1

Balance Sheets –
December 31, 2009 and 2008	2

Statements of Operations –
Years Ended December 31, 2009 and 2008	3

Statement of Member’s Equity (Deficit) –
Years Ended December 31, 2009 and 2008	4

Statements of Cash Flows –
Years Ended December 31, 2009 and 2008	5

Notes to Financial Statements	6- 11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of:
PharmCo, LLC

We have audited the accompanying balance sheets of PharmCo, LLC, as of December 31, 2009 and 2008, and the related statements of operations, members’ equity (deficit) and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included considerations of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PharmCo, LLC as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Berman & Company, P.A.
Boca Raton, Florida
January 4, 2011

551 NW 77th Street Suite 201 ● Boca Raton, FL 33487
Phone: (561) 864-4444 ● Fax: (561) 892-3715
www.bermancpas.com● info@bermancpas.com
Registered with the PCAOB ● Member AICPA Center for Audit Quality
Member American Institute of Certified Public Accountants
Member Florida Institute of Certified Public Accountants

PharmCo, LLC
Balance Sheets
December 31, 2009 and 2008

	2009	2008

Assets

Current Assets
Cash	$20,019	$-
Accounts receivable - net	171,072	32,832
Inventories	275,980	116,116
Total Current Assets	467,071	148,948

Property and equipment - net	39,423	75,484

Other	1,500	1,500

Total Assets	$507,994	$225,932

Liabilities and Members' Equity (Deficit)

Current Liabilities
Accounts payable and accrued liabilities	$139,507	$84,155
Cash overdraft	-	8,560
Note payable - former member	222,886	222,886
Notes payable - related parties	84,329	86,000
Total Current Liabilities	446,722	401,601

Members' Equity (Deficit)	61,272	(175,669)

Total Liabilities & Members' Equity	$507,994	$225,932

PharmCo, LLC
Statements of Operations
Years Ended December 31, 2009 and 2008

	2009	2008

Sales - net	$2,115,831	$1,059,844

Cost of sales	1,186,967	528,277

Gross profit	928,864	531,567

Selling, general and administrative expenses	696,171	505,597

Income from operations	232,693	25,970

Interest expense	(4,852)	(5,729)

Net income	$227,841	$20,241

PharmCo, LLC
Statement of Members' Equity (Deficit)
Years Ended December 31, 2009 and 2008

Balance December 31, 2007	$(190,910)

Distributions	(5,000)

Net income	20,241

Balance December 31, 2008	(175,669)

Contributions	9,500

Distributions	(400)

Net income	227,841

Balance December 31, 2009	$61,272

PharmCo, LLC
Statements of Cash Flows
Years Ended December 31, 2009 and 2008

`
	2009	2008
Cash Flows From Operating Activities:
Net income	$227,841	$20,241
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation	36,061	36,160
Changes in operating assets and liabilities:
Accounts receivable - net	(138,240)	(8,741)
Inventories	(159,864)	(101,623)
Accounts payable and accrued liabilities	55,352	40,161
Net Cash Provided by (Used In) Operating Activities	21,150	(13,802)

Cash Flows From Financing Activities:
Cash overdraft	(8,560)	8,560
Repayment of note payable - related parties	(1,671)	-
Members' contributions	9,500	-
Members' distributions	(400)	(5,000)
Net Cash Provided By (Used in) Financing Activities	(1,131)	3,560

Net increase (decrease) in cash	20,019	(10,242)

Cash at beginning of year	-	10,242

Cash at end of year	$20,019	$-

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-

Pharmco, LLC
Notes to Financial Statements
December 31, 2009 and 2008

Note 1 Organization & Nature of Operations

Organization & Nature of Operations

PharmCo, LLC (the “Company”), headquartered in North Miami Beach, Florida, was formed on November 29, 2005 as a Florida Limited Liability Company. In connection with a merger between PharmCo, LLC and Progressive Care, Inc. (a publicly traded company) on October 21, 2010 (see Note 7), PharmCo, LLC was converted into a standard “C” corporation, and is now referred to as PharmCo Corp.

The Company operates a retail drugstore, which sells prescription drugs and durable medical equipment plus an assortment of general merchandise, including over-the-counter drugs, beauty products and cosmetics, lottery tickets, seasonal merchandise, greeting cards and convenience foods. The Company also delivers prescription drugs and durable medical equipment to long term care facilities.

Note 2 Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact both assets and liabilities, including but not limited to: net realizable value of accounts receivable due to allowance for doubtful accounts, estimated useful lives for property and equipment, and estimates of the probability and potential magnitude of contingent liabilities.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, actual results could differ significantly from estimates.

Cash and Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.  There were no cash equivalents at December 31, 2009 and 2008.

The Company minimizes credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits; however, at December 31, 2009 and 2008, the balance did not exceed the federally insured limit.

At December 31, 2008, the Company had a negative cash balance, which has been reflected as a cash overdraft.

Risks and Uncertainties

The Company's operations are subject to significant risk and uncertainties including financial, operational, regulatory and other risks including the potential risk of business failure. These conditions not only limit our access to capital, but make it difficult to accurately forecast and plan future business activities.

Pharmco, LLC
Notes to Financial Statements
December 31, 2009 and 2008

The Company has experienced, and in the future expects to continue to experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the pharmacy business, (ii) general economic conditions, and (iii) the volatility of prices pertaining to food and beverages in connection with the Company’s sale of merchandise.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported at realizable value, net of allowances for doubtful accounts, which is estimated and recorded in the period the related revenue is recorded. The Company has a standardized approach to estimate and review the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of this estimation process. In addition, the Company regularly assesses the state of its billing operations in order to identify issues, which may impact the collectability of these receivables or reserve estimates. Increases to the allowance for doubtful accounts estimate are recorded as an adjustment to sales. Receivables deemed uncollectible are charged against the allowance for doubtful accounts. There were no recoveries related to the allowance account in 2009 or 2008.

The Company’s receivables are from various insurance providers at December 31, 2009 and 2008. Those accounting for a more than 10% concentration are shown below.

Insurance Provider	December 31, 2009	December 31, 2008
A	26%	-%
B	11%	11%
C	10%	16%
D	-%	14%
E	-%	11%
F	-%	10%

Inventories

Inventories are valued on a lower of first-in, first-out (FIFO) cost or market basis.  Inventories primarily consist of medications and durable medical equipment.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed on a straight-line basis over estimated useful lives as follows:

Description	Estimated Useful Life
Leasehold improvements and fixtures	Lesser of estimated useful life or life of lease
Furniture and equipment	5 years
Computer equipment & software	10 years

Property and equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. There were no impairment charges taken during the years ended December 31, 2009 and 2008.

Pharmco, LLC
Notes to Financial Statements
December 31, 2009 and 2008

Fair Value of Financial Instruments

The carrying amounts of the Company’s short-term financial instruments, including accounts receivable, inventories, accounts payable and accrued expenses, and notes payable, approximate fair value due to the relatively short period to maturity for these instruments.

Revenue Recognition

The Company records revenue when all of the following have occurred: (1) persuasive evidence of an arrangement exists, (2) asset is transferred to the customer without further obligation, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

The Company recognizes its revenue when a customer picks up their prescription or purchases merchandise at the store.  Billings for prescription orders are with third-party payers, including Medicare, Medicaid and other insurance carriers.  Customer returns are immaterial.  Sales taxes are not included in revenue.

Cost of Sales

Cost of sales is derived based upon point-of-sale scanning information with an estimate for shrinkage and is adjusted based on periodic inventories.

Vendor Concentrations

For the years ended December 31, 2009 and 2008 the Company had significant vendors providing pharmaceutical drugs as follows:

Vendor	December 31, 2009	December 31, 2008
A	36%	45%
B	18%	21%
C	13%	13%
D	11%	-%

Since there are an abundance of pharmaceutical resellers in the United States, management does not believe that losing any vendor relationship will have an impact on the Company’s business.

Selling, General and Administrative Expenses

Selling, general and administrative expenses mainly consist of store salaries, contract labor, occupancy costs, and expenses directly related to the store.  Other administrative costs include advertising, insurance and depreciation.

Advertising

Costs incurred for producing and communicating advertising for the Company are charged to operations as incurred as follows:

2009	2008
$33,000	$22,045

Income Taxes

The Company has elected to be taxed as a pass-through limited liability company under the Internal Revenue Code and is not subject to federal and state income taxes; accordingly, no provision had been made. See Note 1 regarding conversion to “C” corporation status.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the interim and annual reporting period beginning January 1, 2011. We will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on our financial statements.

Pharmco, LLC
Notes to Financial Statements
December 31, 2009 and 2008

In August 2010, the FASB issued an exposure draft on lease accounting that would require entities to recognize assets and liabilities arising from lease contracts on the balance sheet. The proposed exposure draft states that lessees and lessors should apply a “right-of-use model” in accounting for all leases. Under the proposed model, lessees would recognize an asset for the right to use the leased asset, and a liability for the obligation to make rental payments over the lease term. The lease term is defined as the longest possible term that is “more likely than not” to occur. The accounting by a lessor would reflect its retained exposure to the risks or benefits of the underlying leased asset. A lessor would recognize an asset representing its right to receive lease payments based on the expected term of the lease. Comments on this exposure draft were due by December 15, 2010 and the final standard is expected to be issued in the second quarter of 2011. The Company believes that the proposed standard, as currently drafted, will have neither a material impact on its reported financial position and reported results of operations, nor a material impact on the liquidity of the Company.

Note 3 Accounts Receivable

Accounts receivable consisted of the following at December 31,

	2009	2008
Gross accounts receivable	$180,076	$34,560
Allowance for doubtful accounts	(9,004)	(1,728)
Accounts receivable - net	$171,072	$32,832

Based upon the best available evidence, including industry statistics, the Company has determined that 5% reflects the most accurate allowance for doubtful accounts.

Note 4 Property and Equipment

Property and Equipment consisted of the following at December 31,

	2009	2008
Leasehold improvements and fixtures	$105,129	$105,129
Furniture and equipment	12,469	12,469
Computer equipment and software	7,746	7,746
Total	125,344	125,344
Less: accumulated depreciation	(85,921)	(49,860)
Property and equipment – net	$39,423	$75,484

Pharmco, LLC
Notes to Financial Statements
December 31, 2009 and 2008

Note 5 Notes Payable

(A) Note payable – former member

On July 3, 2007 the Company entered into an agreement with one of its members to convert their outstanding membership units into a note payable for $222,886.  In connection with the conversion, this individual ceased to be a related party.  The note was non-interest bearing, unsecured and due on demand.  On May 3, 2010, the Company settled the outstanding note by paying $100,000. The balance of $122,886 was recorded as a gain on debt settlement.

(B) Notes payable – related parties

On February 27, 2007 the Company executed a note for $11,000 with an affiliate of one of the Members.  The note was non-interest bearing, unsecured and due on demand. The Company repaid the $11,000 in the fourth quarter of 2010.

On October 15, 2007 the Company executed a note for $75,000 with an affiliate of one of the Members.  The note bears interest at 8%, is unsecured and due on demand. During 2009 and 2008, there were repayments of $1,672 and $0, respectively.

Note 6 Commitments and Contingencies

(A) Operating Lease

The Company’s 5 year lease expired on December 31, 2010 and terms for a new 10 year lease have been agreed upon between the Company and its landlord; however the agreement has not yet been executed.

Rent expense for 2009 and 2008 was $99,115 and $97,985.

Expected rent expense for 2011 through 2015 are as follows.

Year	Amount
2011	$177,258
2012	189,479
2013	196,172
2014	202,963
2015	209,820
thereafter	1,217,500
$2,193,192

(B) Litigations, Claims and Assessments

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters that may arise from time to time may harm its business. The Company is currently neither a party to any suits nor is it aware of any such legal proceedings or claims to be filed against it.

Pharmco, LLC
Notes to Financial Statements
December 31, 2009 and 2008

Note 7 Subsequent Events

The Company has evaluated for subsequent events between the balance sheet date of December 31, 2009 and January 4, 2011, the date the financial statements were issued.

During 2010, the Company executed notes totaling $500,000.  These notes are unsecured, bear interest at 8%, are due on demand and mature one year from issuance. In connection with the issuance of these notes, the Company paid $50,000 as a debt issuance cost, which was recorded as interest expense.

On October 21, 2010, the Company entered into a merger with Progressive Care, Inc. (the “Registrant”). Progressive Care, Inc. was incorporated in Delaware on October 31, 2006. The Registrant was engaged in the development, production and distribution of training and educational video products and services. In connection with the merger, the Company ceased to operate the training video business.

During 2010, the Company paid $123,080 to the controlling stockholder of the Registrant to acquire approximately 43% of this individuals control shares which equated to a total of 33% control. The acquisition of these shares did not give the Company control. The payment was treated as a deposit against the sale price of the Registrant.

The merger transaction was accounted for as a business combination where Progressive Care, Inc. acquired the Company. The Company exchanged all of its membership units for 30,000,000 shares of the registrant and resulted in a change in control.  For financial statement reporting purposes, the Registrant is the legal acquirer and the Company is the accounting acquirer.  The Company will apply the provisions of ASC 805,”Business Combinations”.

The Registrant has a May 31, year end and intends to change its year end to December 31 to more accurately reflect the operations of the Company going forward.  Additionally, the Company expects to file a post merger Form 10KT to reflect the transitional change in these year ends.